Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 25, 2002 relating to the financial statements of Orthofix International N.V. which appears in the Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the incorporation by reference of our report dated June 25, 2002 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K.

/s/PricewaterhouseCoopers

PricewaterhouseCoopers
London, England
July 28, 2003